Exhibit 10.11

Employment Agreement                                                    1

                UNIVERSAL BROADBAND COMMUNICATIONS, INC.
                          EMPLOYMENT AGREEMENT
                          --------------------

            FOR RICHARD DUNHAM, CHIEF FINANCIAL OFFICER (CFO)


          This Agreement is entered into on this 13th day of May, 2002, in the City of Irvine, California, by and between UNIVERSAL BROADBAND COMMUNICATIONS, INC., a California corporation (hereinafter referred to as "COMPANY") and RICHARD DUNHAM (hereinafter referred to as "EMPLOYEE")
and collectively called the "Parties".   As of the date of the signing of
this Agreement, Mark Ellis is serving as Chief Executive Officer for the Company, referred to in this Agreement as "CEO".

     This Employment Agreement (hereinafter referred to as "Agreement") is entered into by and between Company and Employee as follows:


                              1.  RECITALS

     1.1 Company owns and operates a Integrated Telecommunications Company engaging in Long Distance and ISP services to business and residential customers. The principle place of business of Company is 18200 Von Karman Avenue, 10th Floor, Irvine,
          California  92612.

     1.2  EMPLOYEE is employed by COMPANY as  Chief Financial Officer
          (CFO) and reports to the CEO and the Board of Directors on the financial performance of the COMPANY. CFO is also to locate and assist in capital raising efforts for the COMPANY.

     1.3 The CEO has represented to Employee that he has the power and authority to bind the Company and any successor to accept the revised terms and conditions of this Agreement.


NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:


             2.  EMPLOYMENT AS CHIEF FINANCIAL OFFICER (CFO)

     2.1  COMPANY hereby employs EMPLOYEE as Chief Financial Officer
          (CFO) and EMPLOYEE hereby accepts employment with COMPANY for period of one

Initial: ______                                           Initial: ______

Employment Agreement                                                    2

          year beginning May 13, 2002. An additional one year option at the discretion of CEO. This Agreement may be terminated earlier as hereinafter provided.


               3.  DUTIES AND RESPONSIBILITIES OF EMPLOYEE

     3.1 The Chief Financial Officer (CFO) is responsible for managing the Accounting Department, supervising specific account functions as directed by the CEO, as well as assisting CEO with general Accounting functions and recommend Accounting Policy and procedures.

     3.2 EMPLOYEE is hereby given responsibilities for preparing monthly financial statements, Quarterly and Annual Reports. Balance sheets shall be prepared, which show profit and loss and cash flow projections, and to given to CEO monthly. CFO will also assist in conducting a year-end audit and interface with outside audit firms, so COMPANY may complete audits, and perform other such duties as may be set forth in the Employee Manual, incorporated herein by this reference, or as directed by CEO.

     3.3 EMPLOYEE shall also interface with banking institutions in establishing Corporate Bank Accounts and monitor cash flow. All checks, however, are signed by the CEO, and final disbursements are determined by CEO only. EMPLOYEE is to coordinate Investment bankers and/or Broker dealers for the investment purposes of Company.

     3.4 The duties of EMPLOYEE may be changed from time to time by the mutual consent of COMPANY and EMPLOYEE without resulting in a rescission of this contract. Notwithstanding any such change the employment of EMPLOYEE shall be construed as continuing under this Agreement as modified.

     3.5 EMPLOYEE agrees to participate in orientation and service training programs designated by COMPANY, and to comply with all training requirements and policies, established from time to time, by COMPANY.

     3.6 EMPLOYEE agrees to comply with all applicable policies of COMPANY including, but not limited to, personnel and employment qualifications, employment policies and procedures, etc. EMPLOYEE further agrees that all activities carried out by him, pursuant to this Agreement, shall be carried out without discrimination on the basis of age, sex, physical or mental handicap, race, color, religion, ancestry, or national origin.



Initial: ______                                           Initial: ______

Employment Agreement                                                    3


                       4.  PERFORMANCE EVALUATION

     4.1 EMPLOYEE'S performance shall be reviewed for the first 90 days, then on an annual basis by a procedure approved by the CEO of COMPANY.


                            5.  COMPENSATION

     5.1 For all services to be rendered by EMPLOYEE on behalf of COMPANY, COMPANY agrees to pay, and EMPLOYEE agrees to accept compensation as follows:

          (a) $104,000 first year base salary; beginning on May 13, 2002. Second option year salary to be first year base salary plus eight percent (8%) increase.

          (b) 50,000 (fifty thousand) shares of common stock of COMPANY, ownership of said stock shall vest with EMPLOYEE in three months; vesting full amount over three months beginning May 13, 2002.

          (c) The Options of 10,000 (ten thousand) shares of common stock to be granted with vesting over a twelve-month period vesting at 1/12 per month, starting May 13, 2002. Option price to be eighty-five percent (85%) of common stock evaluation.

          (d) Subsequent to the vesting date, shares shall remain the sole property of EMPLOYEE regardless of change in ownership and/or control of COMPANY, unless EMPLOYEE and only EMPLOYEE exercises his right in the sale or transfer of such stock;

          (e) EMPLOYEE shall receive three (3) weeks' paid vacation (15 working days) after first and second year, with no more than two weeks taken concurrently, unless given permission in writing by CEO. In the event an EMPLOYEE has accrued unused vacation days equivalent to the amount of days they are entitled to for one (1) year of employment at their current accrual rate, vacation days shall cease to accrue until such time as the accrued and unused vacation days fall below such amount. Once accruals begin again, accruals will not be retroactive;

          (f) EMPLOYEE shall receive five days of paid Personal Time per year. Unused accrued Personal Time has no cash value;

          (g)  EMPLOYEE shall be included in any and all of COMPANY'S
               medical,   workers compensation, and all other health
               benefits and retirement

Initial: ______                                           Initial: ______

Employment Agreement                                                    4

               plans COMPANY may have (whether they exist at the time of this Agreement is executed or any time thereafter). Benefits shall be granted immediately upon execution of this Agreement, if available by COMPANY;

          (h) EMPLOYEE shall receive severance pay upon involuntary termination of his employment. Such severance pay shall include two weeks' salary (measured at the time of termination).

          (i) EMPLOYER agrees to provide CFO with an auto allowance of five hundred dollars ($500) per month.

     5.2 EMPLOYEE understands that other type(s) of compensation may be paid to EMPLOYEE other than that stated in paragraph 5.1.


              6.  CONFIDENTIAL AND PROPRIETARY INFORMATION

     6.1 In the course of his employment, EMPLOYEE may have access to COMPANY's confidential information and trade secrets, including all financial information, bank records, stock holder equity issues, merger issues, P.P.M. issues, confidential records, data specification, manuals, policies and procedures, client lists and other items of proprietary and/or confidential information which are the property of COMPANY and used in the regular course of its business. During EMPLOYEE's employment and for three (3) years thereafter, EMPLOYEE warrants that he will not, directly or indirectly, disclose or use any such information for his personal benefit or for the benefit of any third party or to the detriment of COMPANY, except as required in the regular course of his employment with COMPANY. However, such confidential information may be disclosed with the written consent of CEO

     6.2 EMPLOYEE shall not use any confidential or financial information or circulate it to any other person or persons, except when specifically authorized in advance by COMPANY and then only to the extent necessary for accomplishing any purpose CEO or COMPANY may specify in writing.

     6.3 EMPLOYEE agrees that copies of confidential information may not be made without the express written permission of COMPANY and that all such copies shall be returned to COMPANY, along with the originals.

     6.4 EMPLOYEE acknowledges and agrees that the sale or unauthorized use or disclosure of any of COMPANY's trade secrets and information technology that may be construed as Proprietary and obtained by EMPLOYEE during the course of HIS employment, is to be constituted as unfair competition. EMPLOYEE promises and agrees not to engage in any unfair competition with

Initial: ______                                           Initial: ______

Employment Agreement                                                    5

          COMPANY at any time, whether during or following the completion of assigned duties as Chief Financial Officer.


                             7.  COMPETITION

     7.1 During the term of this Agreement, EMPLOYEE shall not permit his name or his professional CPA license to be used by, be engaged with or carry on with financial and tax services (either for himself, outside clients, or as a member of partnership, or as a stockholder, officer including CFO, or Director of a Corporation, or as an Employee, Agent, Associate, Independent Contractor or Consultant of any person or Corporation) in any business including a business that is competitive with or adverse to COMPANY.


                             8.  TERMINATION

     8.1 COMPANY shall have the right to terminate this Agreement for any of the following reasons by serving written notice upon
          EMPLOYEE:

          (a) For willful breach of any covenant and condition of employment, habitual neglect of, willful failure to perform, or inability to perform, EMPLOYEE's duties and obligations as CFO;

          (b) For illegal conduct, constituting a crime involving moral turpitude, conviction of a felony, or any conduct detrimental to the interests of COMPANY;

          (c) For physical or mental disability rendering EMPLOYEE incapable of performing his duties for a consecutive period of 180 days, or by death;

          (d) Determination by CEO that the continued employment of CFO is detrimental to the best interests of COMPANY. If said matter of termination comes before the COMPANY's Board of Directors, the Board of Directors shall have the sole and absolute discretion as to whether or not continued employment is in the best interests of COMPANY.

     8.2 In the event of termination of this Agreement, EMPLOYEE shall be entitled to the compensation earned prior to the date of termination, as provided for in this Agreement, computed pro rata, up to and including that date.

Initial: ______                                           Initial: ______

Employment Agreement                                                    6


                           9.  CLIENT RECORDS

     9.1 It is expressly understood that all documents and/or records provided to EMPLOYEE by COMPANY including but not limited to audits, balance sheets, cash flow projections, investors, financial status, constitute proprietary information and is the property of COMPANY and upon termination of his employment, EMPLOYEE shall not have access to such records or documents.


                             10.  ASSIGNMENT

     10.1 Nothing contained in this Agreement shall be construed to permit assignment by EMPLOYEE, of any rights or duties under this Agreement. Any such assignment is expressly prohibited.


                    11.  DISPUTE RESOLUTION/MEDIATION

     11.1 In the event that there is any dispute as to any items subject to this Agreement, including, but not limited to, the extent, quality, manner and location of duties and services to be rendered and compensation to be paid, such disagreement shall first be submitted to the CEO of Company for resolution and if not resolved by and between the parties, shall then be submitted to the Board of Directors of COMPANY. Any dispute related to the interpretation or enforcement of this Agreement that is not resolved by the CEO or the Board of Directors, the Parties agree that it first shall be submitted to Mediation.
          If Mediation is not successful in resolving the entire dispute, any outstanding issues shall be submitted to final and binding arbitration in accordance with the rules established by the American Arbitration Association. The arbitrator's award shall be final and judgment may be entered upon it by any Court having competent jurisdiction. If either party hereto shall institute any legal or other proceedings to enforce or interpret any rights hereunder or terms thereof, the prevailing party in such action will be entitled to reasonable Attorney fees and all court costs. Jurisdiction and venue shall be in the County of Orange, State of California.


                     12.  COSTS AND ATTORNEYS' FEES

     12.1 In the event that either party hereto shall bring any such action to enforce any provision of this Agreement, pursuant to Paragraph 11, or as a result of any default in the performance of any provision of this Agreement, the prevailing party in such action shall be entitled to recover all costs and expenses,

Initial: ______                                           Initial: ______

Employment Agreement                                                    7

          including reasonable Attorney's fees, incurred by such prevailing party in connection with such action.


                          13.  ENTIRE AGREEMENT

     13.1 This Agreement constitutes the entire Agreement between the parties hereto with respect to the employment of EMPLOYEE by COMPANY, and contains all the covenants and agreements between the Parties and supersedes all prior agreements. Any modification of this Amended Agreement will become effective only if in writing, dated and signed by the Parties.


                           14.  CALIFORNIA LAW

     14.1 This Agreement shall be governed by and construed in accordance with the Laws of the State of California.


                              15.  NOTICES

     15.1 All notices or other communication that either party may desire or may be required to deliver to the other party, may be delivered in person or by depositing same in the United States mail, postage prepaid, Certified or Registered Mail, addressed as follows:


                         If to Employee:

                              RICHARD DUNHAM
                              2222 Michelson Drive, No. 222
                              Irvine, CA  92612


                         If to Company:

                              Mark Ellis, CEO
                              Universal Broadband Communications, Inc.
                              18200 Von Karman Avenue, 10th Floor
                              Irvine, CA  92612

Initial: ______                                           Initial: ______

Employment Agreement                                                    8

                         16.  FURTHER DOCUMENTS

     16.1 The Parties hereto agree to execute any further documents and to take such further actions that may be necessary or appropriate in order to carry out the purposes of this Agreement.


                          17.  VIOLATION OF LAW

     17.1 In the event it is determined that any part of this Agreement is in violation of applicable law, the parties agree to negotiate, in good faith, to amend this Agreement as is necessary to conform to the Law.


                              18.  WAIVERS

     18.1 Any waiver of any term, covenant or condition of this Agreement by any party hereto, should not be effective unless set forth in writing, signed by the party granting such waiver and the other party thereto. If a partial waiver is granted or agreed to by the parties, in no event shall any such waiver be deemed to be a waiver of any other term, covenant or condition of this Agreement.


                          19.  CONTRACT REVIEW

     I hereby agree to the above AGREEMENT TO COVER MY employment Contract period and certify that I have read the foregoing and fully understand the meaning and effect thereof, and intend to be legally bound. This Agreement is executed on this 13 day of May, 2002, in Irvine, California.




By:  /s/ RICHARD DUNHAM                           May 13, 2002
   -----------------------------------            ----------------
     RICHARD DUNHAM, Employee                     Date




By:  /s/ MARK ELLIS                               May 13, 2002
   -----------------------------------            ----------------
     Mark Ellis, CEO of Universal Broadband       Date



Initial: ______                                           Initial: ______